SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 15, 2002
                                                           ------------


                        CollaGenex Pharmaceuticals, Inc.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-28308                 52-1758016
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      (State or Other       (Commission File Number)        (IRS Employer
       Jurisdiction                                      Identification No.)
     of Incorporation)


41 University Drive, Newtown, Pennsylvania                        18940
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (215) 579-7388
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.


      AMENDMENT TO SHAREHOLDER PROTECTION RIGHTS AGREEMENT

      On May 15, 2002, the Company executed Amendment No. 3 (the "Third Amendment") to its Shareholder Protection Rights Agreement dated as of September 15, 1997, as amended on each of March 16, 1999 and May 10, 2001, by and between the Company and American Stock Transfer & Trust Company, as rights agent (the "Rights Agreement").

      The Third Amendment eliminates from the Rights Agreement certain provisions relating to required approvals by the "Continuing Directors" (as defined therein) of the Company (commonly referred to as "dead hand" provisions).

      The Company also filed a Certificate of Designation of Series A Participating Preferred Stock (the "Series A Certificate") with the Secretary of State of the State of Delaware with respect to the Rights Agreement on May 20, 2002.

      The Third Amendment was not adopted in response to any known offers for the Company. The Third Amendment and the Series A Certificate are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.
            --------

        Exhibit No.   Description
        -----------   -----------

            4.1 Amendment No. 3 to Shareholder Protection Rights Agreement, dated as of May 15, 2002, by and between CollaGenex Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.

            4.2 Certificate of Designation of Series A Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 20, 2002.


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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    COLLAGENEX PHARMACEUTICALS, INC.



                                    By: /s/ Nancy C. Broadbent
                                        -----------------------------
                                        Nancy C. Broadbent
                                        Chief Financial Officer
                                        (Principal Financial Officer)


Date:  May 20, 2002


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